Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612-977-5172

Heide.Erickson@capella.edu

Media Contact:

Irene Silber

Capella Education Company

612-977-4132

Irene.Silber@capella.edu

Capella Education Company Reports First Quarter 2009 Results

Revenue Up 17.1 Percent; Enrollment Up 19.8 Percent;

Operating Income Up 71.4 Percent

MINNEAPOLIS, April 30, 2009 - Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, today announced financial results for the three months ended March 31, 2009.

“In the short time I’ve been with Capella, I’ve been impressed by our commitment toward academic excellence and the strength of our business model, which is demonstrated by our strong first quarter results,” said Kevin Gilligan, who was appointed chief executive officer of Capella Education Company in March 2009, succeeding Stephen Shank, chairman of Capella Education Company. “Capella is well positioned in a large growing market with attractive demand dynamics. I look forward to working with our talented faculty, staff, and leadership team to strengthen and grow our business, and continue to focus on providing our adult learners with an exceptional learner experience and exceptional learning outcomes,” concluded Gilligan.

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Capella Education Company Reports First Quarter 2009 Results, page 2

For the three months ended March 31, 2009:

•	Revenues increased 17.1 percent to $76.4 million, compared to $65.3 million in the first quarter of 2008.

•	Total active enrollment increased by 19.8 percent to 28,152 learners.

•

Operating income increased by 71.4 percent to $12.2 million, compared to $7.1 million for the same period in 2008. The operating margin was 15.9 percent, compared to 10.9 percent for the first quarter 2008.

•	Net income for the first quarter of 2009 was $8.3 million, compared to $5.5 million for the same period in 2008, an increase of 51.9 percent.

•	Diluted net income per share was $0.49, compared to $0.31 for the same period in 2008.

•	The company repurchased approximately 32,000 shares for total consideration of $1.6 million.

“We are pleased with our first quarter results, which reflect revenue and enrollment growth consistent with our first quarter guidance and greater than anticipated operating margin improvement,” said Lois Martin, senior vice president and chief financial officer. “Revenue and enrollment growth demonstrates solid demand fundamentals across all our degree programs, while our strong operating margin improvement reflects the investments we have made in our infrastructure and efficiency improvements. Our balance sheet remains strong with a substantial cash balance and no debt. We also generated record levels of free cash flow,” concluded Martin.

Balance Sheet and Cash Flow

As of March 31, 2009, the Company had cash, cash equivalents, and marketable securities of $145.6 million, compared to $123.6 million at Dec. 31, 2008. The Company had no debt in 2009 or 2008.

Cash flow from operations was $23.6 million during first quarter 2009 compared to $10.1 million in the same period in 2008, an increase of 134.2 percent due to the increase in net income and changes in operating assets and liabilities.

Second Quarter 2009 Outlook

For the second quarter ending June 30, 2009, enrollment is expected to grow by 20.5 to 21.5 percent and revenue by 19.0 to 20.0 percent compared to the second quarter of 2008. The operating margin is anticipated to be approximately 15.0 to 16.0 percent of total revenue for the second quarter of 2009.

“Our second quarter expectations reflect strong new enrollment growth fundamentals, solid persistence and significant opportunities for increased operating efficiencies,” said Martin. “We are well positioned to execute against our goals to deliver sustainable growth and operating margin improvement.”

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Capella Education Company Reports First Quarter 2009 Results, page 3

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; regional accreditation standards and state and regional regulatory requirements; changes in the administration, funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including action by Federal Student Aid on the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies; maintaining and expanding existing commercial relationships with employers and developing new such relationships; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively; our ability to realize expected efficiency improvements from our ERP system and our use our business technology to accurately store, process and report relevant data; reclassification of our adjunct faculty; unforeseen changes in student enrollment or our expenses; and risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

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Capella Education Company Reports First Quarter 2009 Results, page 4

Conference Call

Capella will discuss its first quarter 2009 results and second quarter 2009 outlook during a conference call scheduled today, April 30, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial (866) 385-4179 (domestic) or (706) 679-1492 (international) at 8:50 a.m. (ET). The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on April 30, 2009, through May 7, 2009, at (800) 642-1687 (domestic) or (706) 645-9291(international), conference ID 93072885. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company (NASDAQ: CPLA) is a national leader in online education and parent company of Capella University, a regionally accredited* online university. Capella University offers graduate degree programs in business, information technology, education, human services, psychology, public health, and public safety, and bachelor’s degree programs in business, information technology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 23 graduate and undergraduate degree programs with 114 specializations and more than 1050 courses. More than 28,100 learners were enrolled as of March 31, 2009. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

*	Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), www.ncahlc.org.

Capella University, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1-888-CAPELLA (227-3552), www.capella.edu.

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CAPELLA EDUCATION COMPANY

Consolidated Balance Sheets

	As of March 31, 2009	As of December 31, 2008
	(In thousands, except par value)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,673	$31,225
Marketable securities	92,976	92,372
Accounts receivable, net of allowance of $1,926 at March 31, 2009 and $1,419 at December 31, 2008	11,623	11,949
Prepaid expenses and other current assets	5,676	5,184
Deferred income taxes	3,507	3,477

Total current assets	166,455	144,207
Property and equipment, net	36,622	35,349

Total assets	$203,077	$179,556

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,453	$2,227
Accrued liabilities	22,154	18,926
Income tax payable	3,535	150
Deferred revenue	9,982	9,495

Total current liabilities	42,124	30,798
Deferred rent	2,722	1,321
Other liabilities	531	531
Deferred income taxes	6,569	6,069

Total liabilities	51,946	38,719
Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares—100,000
Issued and outstanding shares—16,719 at March 31, 2009 and 16,666 at December 31, 2008	167	166
Additional paid-in capital	152,726	151,445
Accumulated other comprehensive income	1,251	575
Retained earnings (accumulated deficit)	(3,013)	(11,349)

Total shareholders’ equity	151,131	140,837

Total liabilities and shareholders’ equity	$203,077	$179,556

CAPELLA EDUCATION COMPANY

Consolidated Statements of Income

	Three Months Ended March 31,
	2009	2008
	(In thousands, except per share amounts) (Unaudited)
Revenues	$76,435	$65,251
Costs and expenses:
Instructional costs and services	31,082	29,016
Marketing and promotional	24,832	21,393
General and administrative	8,333	7,730

Total costs and expenses	64,247	58,139

Operating income	12,188	7,112
Other income, net	686	1,389

Income before income taxes	12,874	8,501
Income tax expense	4,538	3,013

Net income	$8,336	$5,488

Net income per common share:
Basic	$0.50	$0.32

Diluted	$0.49	$0.31

Weighted average number of common shares outstanding:
Basic	16,694	17,316

Diluted	17,046	17,894

CAPELLA EDUCATION COMPANY

Other Information

(In thousands, except enrollment amounts)

Enrollment by Degree(a):	March 31,
	2009	2008	% Change
PhD/Doctoral	9,996	8,908	12.2%
Master’s	13,015	10,683	21.8%
Bachelor’s	5,003	3,779	32.4%
Other	138	126	9.5%

Total	28,152	23,496	19.8%

(a)	Enrollment as of March 31, 2009 and 2008 is the enrollment as of the last day of classes for the quarter ended March 31, 2009 and 2008, respectively.

The following table provides a reconciliation of cash flow from operations to free cash flow for the periods noted below:

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
Net cash flow provided by operating activities	$23,612	$10,084
Capital expenditures	3,063	4,449

Free Cash Flow	$20,549	$5,635